                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Western Express Holdings, Inc. on Form S-1 of our report dated October 21, 2005 on the Consolidated financial statements of Western Express, Inc and Subsidiary and Affiliates as of December 31, 2003 and 2004 and for each of the fiscal years in the three year period ended December 31, 2004 and to the reference to us under the heading "Experts" in the prospectus.


                                        /s/ Crowe Chizek and Company LLC

Nashville, Tennessee
November 11, 2005